Exhibit 99.5

Effective May 10, 2005

PartnerRe Ltd.

CORPORATE GOVERNANCE PRINCIPLES AND APPLICATION GUIDELINES

These governance principles are intended to define how the PartnerRe Board of Directors ( the “Board”) operates. They reflect the unique attributes and values of PartnerRe. They should be read in conjunction with other documents that detail the Board’s role and accountabilities.

1.	PartnerRe is a global company with a commitment to excellence in all that we do. We strive to be respected in our industry as a company known for its quality, professionalism and financial strength (reliability). We believe the composition and culture of the Board must reflect these attributes of our company. At all times we intend to have directors from both North America and other parts of the world, primarily Europe. We expect each PartnerRe director to have an understanding of global business and governance issues, and to share the company’s values.

	(A)	Composition of the Board

The Board of PartnerRe is divided into three Classes, with each class consisting of Directors who are subject to re-election every three years on a rotating basis. The Board believes that there are significant benefits attributable to continuity and experience gained in service on the Board over time.

	(B)	Board Membership Criteria

The Nominating and Governance Committee shall establish criteria for Board membership, which shall include the criteria set forth in these Corporate Governance Guidelines, and shall recommend individuals for membership on the Company’s Board.

	(C)	Board Size

The maximum number of Directors authorized by shareholders is eleven. The Nominating and Governance Committee shall periodically review the size of the Board and recommend any proposed changes to the Board. Shareholders must approve any changes to the authorized number of Director positions.

2.	PartnerRe is in the business of risk. All directors must strive to understand the unique attributes and challenges inherent in the reinsurance business, as well as the company’s strategy to moderate our risk exposure by hiring professionals with the highest integrity.

	(A)	Director Orientation and Continuing Education

		(i)	All new members of the Board are required to participate in the Company’s orientation program for directors. Other directors may also attend the orientation program. It is recommended that each Director undertake a re- orientation at the expiry of their term if they are nominated for re-election as a Director.

		(ii)	All directors will be offered the opportunity, and are encouraged, to participate in continuing education programs in order to stay current and knowledgeable about the business of the Company and their role as Directors and Committee members.

3.	While the Board recognizes that its primary accountability is to our shareholders, the Board is also expected to act with a shared set of values on behalf of all stakeholders: shareholders, employees, communities and customers. PartnerRe’s governance will comply with all applicable laws and regulations, and the Board will operate with a goal of transparency in its transactions and communications.

	(A)	Director Qualifications

		(i)	Independence

A majority of the Board shall be comprised of directors meeting the independence requirements of the New York Stock Exchange. The Board shall make an affirmative determination at least annually as to the independence of each director.

		(ii)	Retirement Age

The current mandatory retirement age for directors is 70. No director who is or would be over the age of 70 at the expiration of his or her current term may be nominated to a new term, unless the Board waives the mandatory retirement age for a specific director in exceptional circumstances. Such waiver must be renewed annually.

	(B)	Simultaneous Service on Other Public Company Boards

		(i)	It is the policy of the Board that every director should seek the consent of the Nominating and Governance Committee and confirm the absence of any actual or potential conflict, prior to accepting any invitation to serve on another corporate board or with a government group.

(ii)
If a director significantly changes his or her status from active to retirement or changes primary employment during his or her tenure, that director shall tender his or her resignation to the Nominating and Governance Committee. The Nominating and Governance Committee shall evaluate the continued appropriateness of Board membership under the new circumstances and make a recommendation to the Board as to any action to be taken with respect to the resignation.

(C)	Conflicts of Interest

(i) If an actual or potential conflict of interest develops because of a change in the business of the Company or a subsidiary, or in a director’s circumstances (for example, significant and ongoing competition between the Company and a business with which the director is affiliated), the director should report the matter immediately to the Nominating and Governance Committee for evaluation and appropriate resolution.

(ii) If a director has a personal interest in a matter before the Board, the director shall disclose the interest to the full Board, shall recuse himself or herself from participation in the discussion, and shall not vote on the matter.

(D)	Non-Executive Director Compensation

The Nominating and Governance Committee shall review and approve compensation (including stock option grants and other equity-based compensation) for the Company’s directors. In so reviewing and approving director compensation, the Nominating and Governance Committee shall, among other things, consider peer reviews and best practices in the industry.

(E)	Annual Performance Evaluation

The Board, led by the Nominating and Governance Committee, shall establish and conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Nominating and Governance Committee shall oversee the evaluation with each director completing a questionnaire developed by the Nominating and Governance Committee with respect to various criteria. The collective evaluations shall be compiled in advance of the review session and shall be presented by the Chairman of the Nominating and Governance Committee to the full Board for discussion. This process shall also include annual self- assessments by each Board committee, relying on a review process similar to that used by the Board, with performance criteria for each committee established on the basis of its charter.

(F)	Board’s Relationship with Shareholders

(i) Director Responsibilities

The Board acts as the ultimate decision-making body of the Company and advises and oversees management, who are responsible for the day-to-day operations and management of the Company. In fulfilling these roles, each director must act in what he or she reasonably believes to be in the best interests of the Shareholders and must exercise his or her business judgment accordingly.

(ii)	Participation at Board Meetings

The Company expects directors to be active and engaged in discharging their duties and to keep themselves informed about the business and operations of the Company. Directors are expected to attend all Board meetings and the meetings of the committees on which they serve and to prepare themselves for these meetings.

(iii)	Board Material

In order for the Board to exercise fully its oversight functions, management provides the Board with access to information regarding the Company and the markets in which the Company operates. This information comes from a variety of sources, including management reports, security analysts’ reports, information regarding peer performance, interaction with senior management at Board meetings and visits to Company facilities. Any written materials which would assist directors in preparing for a Board or committee meeting shall be distributed to the directors in advance of the meeting, to the extent possible, and directors are expected to review such materials prior to the meeting.

(iv)	Company Performance and Corporate Strategy

The Board reviews the Company’s financial performance on an annual basis at Board meetings and through periodic updates. These reviews include the views of management.

(v)	Board Agenda

The Chairman of the Board, in conjunction with the CEO, establishes on an annual basis an agenda of topics for consideration and review by the Board during the following year. This annual schedule of topics is then provided to the full Board for review and comment and is adjusted, as appropriate, during the year.

(vi)	Meetings of Non-Management Directors

The Company’s non-management directors shall regularly schedule executive sessions in which management does not participate. The Non-Executive Chairman shall preside at each executive session.

(vii)	Board Committees

a.	The Board shall have at all times an Audit Committee, a CompensationCommittee and a Nominating and Governance Committee. Only independent directors meeting the independence requirements of the

New York Stock Exchange may serve on these three committees. There will also be a Human Resources and Finance Committee of the Board. Committee members shall be appointed by the Board based upon the recommendation of the Nominating and Governance Committee. The Board may, from time to time, establish or maintain additional committees as it deems appropriate and in the best interests of the Company.

	b.	In making its recommendations for committee appointments, the Nominating and Governance Committee shall review candidates’ qualifications for membership on the committee (including a determination as to the independence of the candidate) based on the criteria established by the Nominating and Governance Committee.

	c.	While the rotation of committee members at certain intervals will be considered periodically, rotation will not be mandatory because the Board believes there are significant benefits attributable to continuity and experience gained in service on a particular committee over time.

Each Committee has appointed a Vice Chairman in order to facilitate a smooth transition to the Chairman’s role and to allow an effective rotation process if it does occur.

	d.	Each of the Audit Committee, Human Resources Committee, Compensation Committee, Finance Committee and Nominating and Governance Committee shall operate pursuant to its own written charter. These charters shall, among other things, set forth the purpose, goals and responsibilities of the particular committee, the procedures for committee member appointment and removal and committee structure and operations, as well as reporting to the Board. The charters shall also provide for an annual evaluation of each committee’s performance.

	e.	The Nominating and Governance Committee of the Board shall review the charters of each of the Committees and shall approve any amendments which are made to the Charters of each Committee.

G	Board’s Relationship with Management

(i)	Board Member Access to Management and Independent Advisers

Board members shall have access to designated management personnel as it relates to their Committee activity and to the Company’s outside counsel and auditors. Should the Board wish to initiate contacts with other personnel, then such contact can be facilitated through the CEO or Secretary.

(ii)	Board Member Access to Independent Advisers

The Board and each of its committees is authorized to hire independent legal, financial or other advisors as they may consider necessary, without conferring with or obtaining the approval of management or, in the case of committees, the full Board.

(iii)	Named Executive Officer Compensation

The Compensation Committee of the Board in consultation with the CEO, shall review and approve the compensation of the Named Executive Officers of the Company. The Board shall review and approve the Committee’s report. The issuance of shares supporting equity compensation grants requires full Board approval.

(iv)	Executive Committee Evaluation

The Human Resources Committee shall evaluate the performance of the Named Executive Officers of the Company and shall present its findings to the Compensation Committee for determination of compensation of the Named Executive Officers ( excluding the CEO). The Board shall review the Compensation Committee’s report in order to ensure that management’s performance is satisfactory and that management is providing the best leadership for the Company in the long and short-term. The Board in Executive Session shall assess the performance of the CEO.

(v)	Management Succession

	a.	The Human Resources Committee shall evaluate the performance of the Executive Committee of the Company as it relates to Succession Planning and shall present its findings to the full Board. The Board shall review the Human Resources Committee’s report in order to ensure that management’s performance is satisfactory and that management is providing the best leadership for the Company in the long and short-term.

	b.	The Human Resources Committee shall review and report to the Board on the executive talent pools for the organization. The CEO shall have an annual discussion with the Board regarding the succession process, talent pools and individual development plans.

	c.	The Board in Executive Session shall consider CEO succession planning.